Exhibit 10.41

LOAN AGREEMENT

Entered into between:

GUY R. KEBBLE

and

SURE PURE MARKETING SOUTH AFRICA PROPRIETARY LIMITED

Registration Number: 2007/031989/07

dated as of  July 6, 2015

WHEREBY IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS

1.1	The following terms shall have the meaning assigned to them hereunder, namely:

1.1.1	“Agreement” means this loan agreement.

1.1.2	“Borrower” means Sure Pure Marketing South Africa Proprietary Limited, registration number: 2007/031989/07.

1.1.3	“Business Day” means any day except a Saturday, Sunday or public holiday in South Africa.

1.1.4	“Lender” means Guy R. Kebble, an individual residing at Middelhuis, Overture, 30 Oak Avenue, Kenilworth, South Africa.

1.1.5	“Loan Capital” means the term defined in clause 2.1 below.

1.1.6	“Parties” means the Borrower and the Lender.

1.1.7	“Person” means a natural or juristic person.

1.1.8	“Signature Date” means the date by which all parties hereto have signed this agreement.

2	LOAN

2.1	The Lender hereby agrees to lend to the Borrower from time to time upon the request of the Borrower, and the Borrower hereby agrees to borrow from the Lender, up to the sum of R3 000 000. This sum is hereinafter referred to as the “Loan Capital”.

2.2	Except for the advance of Loan Capital referred to in clause 2.3 below, the Loan Capital shall be advanced in varying amounts to the Borrower as agreed by the parties from time to time:

Bank: ABSA

Account Holder: SurePure Marketing South Africa (Pty) Ltd

Branch: 631010

Account Number: 4071 309 716

2.3	The first borrowing by the Borrower from the Lender shall be in the amount of R 2 000 000 and shall be made on or before the Signature Date, which shall be advanced to the Borrower into the bank account referred to in clause 2.2..

2.4	The Loan Capital shall be due and repayable to the Lender on 31 December 2015. At the Borrower’s option, the Loan Capital shall be due and repayable to the Lender at any time.

2.5	Interest shall be charged by the Lender on the Loan Capital (as well as any other amount due to the Lender in terms of this Agreement) at the rate of 2% per month from date of payment to date of repayment. Interest shall be compounded monthly in arrears at the end of each month. This interest shall be due and payable upon repayment of the Loan Capital.

2.6	There will be a R40 000 upfront raising fee payable by the Borrower to the Lender. This fee will be capitalised up front and will be due and payable to the Lender at the same time as the Loan Capital and will accrue interest in the same way as the Loan Capital.

2.7	The Borrower shall be liable for all the legal costs incurred by the Lender whatsoever with respect to the making of the loan of the Loan Capital in terms of this Agreement.

2.8	All payments to the Lender by the Borrower in terms of this Agreement shall be made by electronic fund transfer into the nominated bank account of the Lender without setoff or deduction.

2.9	If the Borrower breaches any term of this Agreement then the Lender shall be entitled to demand immediate repayment of the Loan Capital and interest thereon.

2.10	The Lender is freely entitled to cede its rights under this Agreement to any person it elects in its sole discretion (which may include a cession to two or more persons). If there is a cession to two or more persons, then the Borrower hereby consents to the splitting of claims which will arise as a result thereof.

3	RENOUNCIATION OF EXCEPTIONS

3.1	The Borrower renounces the following legal exceptions (and it warrants it is fully aware of the legal implications hereof):

3.1.1	non numeratae pecuniae - which entitles the Borrower to claim that no moneys were in fact paid over,

3.1.2	non cause debiti - which entitles the Borrower to claim that the debt does not exist,

3.1.3	errore calculi - which entitles the Borrower to claim that the amount claimed has been incorrectly calculated, and

3.1.4	revision of accounts - which entitles the Borrower to claim that the Lender revises its accounts in respect of the Borrower’s indebtedness.

4	CERTIFICATE OF INDEBTEDNESS

4.1	Any obligation of the Borrower and/or the amount of the indebtedness of the Borrower to the Lender at any time (including but not limited to interest, the rate of interest and the method of calculation thereof) shall be determined and shall be prima facie proved by a certificate under the signature of the Lender and in this event such certificate shall be:

4.1.1	prima facie proof of the obligation or amount of the indebtedness of the Borrower including prima facie proof of an amount which would otherwise be illiquid; and

4.1.2	valid against the Borrower in any competent court for the purpose of obtaining judgment on a summary basis; and

4.1.3	deemed to be sufficient particularity for the purposes of pleading or trial in any action instituted by the Lender against the Borrower under this agreement.

5	COSTS

5.1	Should the Lender incur any legal costs in enforcing its rights against the Borrower in terms of this agreement then the Borrower shall be liable for all such costs whatsoever on an attorney and own client scale.

6	DOMICILIUM CITANDI ET EXECUTANDI

6.1	The parties choose as their domicilium citandi et executandi for all purposes under this agreement, whether in respect of court or arbitration process, notices or other documents or communications of whatsoever nature, the following addresses:

6.1.1	The Lender:

Endhuis, Overture, 30 Oak Avenue, Kenilworth, South Africa

Email: guy.kebble@surepureinc.com

6.1.2	The Borrower:

1 st Floor Josephine Mill, 13 Boundary Road, Newlands 7700 South Africa

Email: stephen.robinson@surepureinc.com

6.2	Any notice or communications required or permitted to be given in terms of this agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax or email.

6.3	Any party may by notice to any other party change the address chosen as its domicilium citandi et executandi vis-a-vis that party to another physical address, telefax number or an email address: Provided that the change shall become effective vis-a-vis that addressee on the 7th (seventh) working day from the deemed receipt of the notice by the addressee, and provided that each party must always have a physical address in South Africa as one of the various options for its domicilium citandi et executandi.

6.4	Any document:

6.4.1	sent by prepaid registered post in a correctly addressed envelope to any party at its domicilium citandi et executandi shall be deemed to have been received on the 4th (fourth) Business Day after posting;

6.4.2	delivered by hand to a responsible person during ordinary business hours at its domicilium citandi et executandi shall be deemed to have been received on the day of delivery; or

6.4.3	sent by telefax or email shall be deemed to have been received on the date of dispatch.

6.5	Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

7	INTERPRETATION

7.1	The clause headings in this agreement have been inserted for convenience only and will not be taken into consideration in its interpretation.

7.2	This agreement constitutes the whole agreement between the parties with regard to the subject matter hereof and supersedes all prior verbal or written agreements or understandings or representations by or between the parties regarding the subject matter of this agreement, and the parties will not be entitled to rely, in any dispute regarding this agreement, on any terms, conditions or representations not expressly contained in this agreement.

7.3	The validity, application and interpretation of this agreement will be governed by the laws of the Republic of South Africa.

7.4	In this agreement, unless a contrary intention clearly appears:

7.4.1	words importing any one gender include the other two genders;

7.4.2	words importing the singular include the plural and vice versa; and

7.4.3	reference to natural persons include juristic persons (which includes trusts) and vice versa;

7.5	If any provision in clause 1 and/or 7 is a substantive provision conferring rights or imposing obligations on any party, then notwithstanding that such provision is contained in clause 1 and/or 7, effect shall be given thereto as if such provision were a substantive provision in the body of the agreement.

7.6	No agreement varying, adding to, deleting from, or cancelling this agreement and no waiver of any right under this agreement shall be effective unless reduced to writing and signed by or on behalf of the parties.

7.7	No relaxation by a party of any of its rights in terms of this agreement at any time shall prejudice or be deemed to be a waiver of its rights, unless it is a written waiver, and the waiver shall relate only to the specific instance in question and for the purpose given.

7.8	Each and every clause and sub-clause in this agreement shall be severable from the other clauses in this agreement and in the event of any clause or sub-clause being held void, voidable, invalid or otherwise unenforceable by any competent court for any reason same shall not affect the validity and enforceability of the remaining clauses or sub-clauses.

7.9	The terms of this agreement have been negotiated and the rule of interpretation which construes the agreement against the party who drafted it shall not be applicable.

7.10	This agreement may be signed in counter parts and together each separate counterpart shall form one agreement.

8	ARBITRATION

8.1	In any dispute between the parties which arises in regard to any of the following, may at the sole option and sole discretion of the Lender and on notice by the Lender to the Borrower, be submitted to arbitration in terms of this clause 8:

8.1.1	the interpretation of this agreement; or

8.1.2	the carrying into effect of this agreement; or

8.1.3	any of the parties’ rights and obligations arising from this agreement; or

8.1.4	the termination or purported termination of this agreement; or

8.1.5	arising from the termination of this agreement; or

8.1.6	the rectification or proposed rectification of this agreement, or

8.1.7	out of or pursuant to this agreement or on any matter which in terms of this agreement requires agreement by the parties.

8.2	That arbitration shall be held

8.2.1	with only the parties and their representatives including their legal representatives, present thereat;

8.2.2	at Cape Town.

8.3	It is the intention that the arbitration shall, where possible, be held and concluded in 45 (forty five) Business Days after it has been demanded. The parties shall use their best endeavours to procure the expeditious completion of the arbitration. Demand for arbitration shall be made through the delivery of written notice.

8.4	The arbitration shall be subject to the arbitration legislation for the time being in force in South Africa.

8.5	The arbitrator shall be an impartial admitted commercial attorney or advocate whether practicing or non-practicing of not less than 10 (ten) years standing appointed by the parties or, failing agreement by the parties within 14 (fourteen) days after the arbitration has been demanded, at the request of either of the parties shall be nominated by the Law Society of the Cape of Good Hope. If that Society fails or refuses to make the nomination, either party may approach the High Court of South Africa to make such an appointment. To the extent necessary, the court is expressly empowered to do so.

8.6	A pre-arbitration meeting will be held in the presence of the arbitrator in order to agree on the process to be followed and the service of pleadings and notices. In the absence of agreement the arbitrator will make a ruling as to such service and time limits. In the event that any party to the arbitration fails or refuses to attend a pre-arbitration meeting which is convened by the arbitrator then the arbitrator nevertheless retains the discretion to make his/her aforesaid ruling, despite one or more parties to the arbitration not being present at the meeting.

8.7	The parties shall keep the evidence in the arbitration proceedings and any other ruling made by any arbitrator confidential unless otherwise contemplated herein.

8.8	The arbitrator shall be obliged to give his award in writing fully supported by reasons.

8.9	The provisions of this clause are several from the rest of this agreement and shall remain in effect even if this agreement is terminated for any reason.

8.10	The arbitrator shall have the powers of a judge of the high court of South Africa.

8.11	The decision of the arbitrator shall be final and binding and may be made an award of the High Court of South Africa.

8.12	This clause shall not mean or be deemed to mean or interpreted to mean that any of the parties shall be precluded from obtaining an interdict or urgent relief from a court of competent jurisdiction, which they may do so in their sole discretion, unless the particular point in question has already been submitted to arbitration in terms of this clause.

8.13	For the sake of clarity it is agreed that the intent of clause 8.1 above is that the Borrower may not enforce this arbitration clause against the Lender but the Lender may, in its discretion, enforce it against the Borrower. This arbitration clause may not however be enforced with respect to any matter that has already been instituted in a court of competent jurisdiction.

SIGNED AT THIS 6th DAY OF JULY 2015

/s/ Guy Kebble
Lender

SIGNED AT THIS 6th DAY OF JULY 2015
SUREPURE MARKETING SOUTH AFRICA PTY LTD.

/s/ Stephen M. Robinson
On behalf of the Borrower, who warrants that he is duly authorised